                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Viragen, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 31, 1998

TO THE STOCKHOLDERS OF VIRAGEN, INC.

     PLEASE TAKE NOTICE that the 1997 Annual Meeting of Stockholders of Viragen, Inc., a Delaware corporation (the "Company"), will be held at Signature Grand, 6900 State Road 84, Davie, FL 33317 on Friday, July 31, 1998 at 3:00 P.M., Local Time, or at any and all adjournments thereof, for the following purposes:

          1. To elect seven directors to the Board of Directors, and who will be classified as either Class A, Class B or Class C directors, to serve for the term of their designated classes and until their successors have been elected and qualified;

          2. To ratify the amendment of the Company's 1997 Stock Option Plan, in order to increase the number of shares of Common Stock included within such Plan;

          3. To ratify the appointment of independent auditors; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated June 26, 1998 is attached.

     The Board of Directors has fixed the close of business on June 15, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The financial statements of the Company for the fiscal year ended June 30, 1997 and for the nine months ended March 31, 1998 are contained in the accompanying Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively. The Annual Report and Quarterly Report do not form any part of the material for the solicitation of proxies. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Dennis W. Healey, Secretary

Plantation, Florida
June 26, 1998

     THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Viragen, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1997 Annual Meeting of Stockholders ("Annual Meeting") to be held at Signature Grand, 6900 State Road 84, Davie, FL 33317 on Friday, July 31, 1998 at 3:00 P.M., Local Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1997 and Quarterly Report on Form 10-Q for the nine months ended March 31, 1998 are being mailed together with this Proxy Statement and form of Proxy. The date of mailing of this Proxy Statement and form of Proxy is approximately June 26, 1998.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on June 15, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated requires the affirmative vote of a plurality of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy. The ratification of the amendment to the Company's 1997 Stock Option Plan and the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

     As of June 15, 1998, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 53,316,912 shares of the Common Stock of the Company, $.01 par value ("Common Stock"), were issued, of which 606,277 shares are held as treasury stock. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock outstanding (52,710,635 shares) as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes have no effect for the election of directors, ratification of the amendment to the 1997 Stock Option Plan or the ratification of the Company's auditors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned at June 15, 1998 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more the Company's Common Stock on the record date based upon certain reports regarding ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by each of the Company's Directors or nominees for directors, and (iii) by all officers and Directors as a group. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated, the business address for the persons set forth below is 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324. At June 15, 1998, there were 52,710,635 shares of Common Stock of the Company outstanding.

                                                               AMOUNT AND
                                                               NATURE OF          PERCENT
                                                               BENEFICIAL            OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP(1)        CLASS(2)
            ------------------------------------              ------------        --------
Gerald Smith................................................    3,000,000(3)         5.4
Robert H. Zeiger............................................    1,050,000(4)         1.9
Dennis W. Healey............................................    1,025,000(5)         1.9
Charles F. Fistel...........................................      790,455(6)         1.5
Sidney Dworkin, Ph.D........................................      375,244(7)         0.7
Peter D. Fischbein..........................................      450,000(8)         1.8
Charles J. Simons...........................................       10,000(9)          .0
Carl N. Singer..............................................    1,665,541(10)        3.2
Jay M. Haft.................................................      247,744(11)        0.5
Fred D. Hirt................................................       75,000(12)        0.1
William B. Saeger...........................................      690,089(13)        1.3
Officers & Directors as a Group (14 persons)................   10,569,073           17.5

---------------

 (1) Based upon information furnished to the Company by the principal security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and dispositive power with respect to their shares.
 (2) Based on 52,710,635 shares of Common Stock outstanding as of June 15, 1998. Exclusive of 10,156,690 shares of Common Stock reserved for issuance pursuant to the conversion of convertible preferred stock and the exercise of options and warrants of the Company.
 (3) Mr. Smith is Chairman of the Board of Directors and President of the Company. Includes (i) 300,000 shares owned directly by Mr. Smith; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; (iii) 1,600,000 options exercisable at $.50 per share pursuant to the provisions of the Company's 1995 Amended Stock Option Plan (the "1995 Plan"); (iv) 1,000,000 options exercisable at $3.22 per share pursuant to the provisions of Mr. Smith's two-year employment agreement executed in March 1997; and (v) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997.
 (4) Mr. Zeiger is Chief Executive Officer and a Director of the Company. Includes 1,000,000 options exercisable at $.96 per share pursuant to Mr. Zeiger's employment agreement with the Company; and (ii) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997.
 (5) Mr. Healey is Executive Vice President, Treasurer, Chief Financial Officer, Secretary and a Director of the Company. Includes (i) 125,000 shares held in Mr. Healey's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; (iii) 500,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan; (iv) 300,000 options exercisable at $3.22 per share pursuant to the provisions of Mr. Healey's two-year employment agreement executed in March 1997; and
     (v) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997.

 (6) Mr. Fistel is Executive Vice President and a Director of the Company. Includes (i) 80,455 shares held by Mr. Fistel and his wife; (ii) 300,000 options exercisable at $.30 per share pursuant to Mr. Fistel's employment agreement with the Company; (iii) 110,000 options exercisable at $.50 per share; (iv) 250,000 options exercisable at $2.75 per share; and (v) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997. Mr. Fistel is not a nominee for Director at the Annual Meeting.
 (7) Mr. Dworkin is a Director of the Company. Includes (i) 175,244 shares owned directly by Mr. Dworkin and his wife; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan; and (iv) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997.
 (8) Mr. Fischbein is a Director of the Company. Includes (i) 125,000 shares held in Mr. Fischbein's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; (iii) 225,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan; and (iv) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997.
 (9) Mr. Simons is a nominee for Director. Includes 10,000 shares owned directly by Mr. Simons.
(10) Mr. Singer is a Director of the Company. Includes (i) 1,591,041 shares held by the Fundamental Group of funds of which Mr. Singer holds a controlling position and is considered a beneficial owner; (ii) 24,500 shares owned directly by Mr. Singer and his wife; and (iii) 50,000 options exercisable at $1.19 per share granted in January 1998 pursuant to the provisions of the 1997 Amended Stock Option Plan (the "1997 Plan").
(11) Mr. Haft is a Director of the Company. Includes (i) 47,744 shares owned directly by Mr. Haft; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan; and
     (iv) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997. Mr. Haft is not a nominee for Director at the Annual Meeting.
(12) Mr. Hirt is a Director of the Company. Includes (i) 25,000 options exercisable at $3.96 per share granted in June, 1996 pursuant to the provisions of the 1995 Plan and (ii) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997. Mr. Hirt is not a nominee for Director at the Annual Meeting.
(13) Mr. Saeger is a Director of the Company. Includes (i) 40,500 shares owned directly by Mr. Saeger; (ii) 449,589 shares held by Hedge Fund Management (Mr. Saeger holds a controlling position as Fund Manager of the holder of these shares and is considered a beneficial owner); (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994;
     (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan and (iv) 50,000 options exercisable at $3.22 per share granted to all Directors in February 1997. Mr. Saeger is not a nominee for Director at the Annual Meeting.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten (10%) stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were completed except that Dr. Jay Savandeker, a Vice President, did not file a Form 4 Report covering an options grant transaction in a timely manner.

                             ELECTION OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. On February 28, 1997, the Company amended its Certificate of Incorporation and established a classified Board of Directors pursuant to which the Directors of the Company are to be divided into three subclasses commencing with the 1997 Annual Meeting consisting of Class A, Class B and Class C, respectively. Inasmuch as the 1997 Annual Meeting represents the first Annual Meeting at which Directors will be elected following the establishment of the three subclasses, Directors for each of the three subclasses will need to be elected at the 1997 Annual Meeting. At subsequent annual meetings, only Directors for the subclass whose term is expiring will be elected at that annual meeting.

     Each subclass of Directors will have staggered terms of three years each. The number of Directors in each class shall continue to be determined by the Board of Directors and shall consist of as nearly equal a number of Directors as possible. Inasmuch as there are seven nominees for Directors, one subclass includes three directors and two subclasses will include two Directors, which may be adjusted from time to time should the Company increase or decrease the number of Directors representing a separate subclass. The term of the Class A Directors initially shall expire after the 1998 Annual Meeting of Stockholders; the term of the Class B Directors initially shall expire after the 1999 Annual Meeting of Stockholders; and the term of the Class C Directors initially shall expire after the 2000 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, Directors of the respective class whose term expired shall be elected, and the Directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified. The two nominees for Class A Directors, whose terms would expire at the 1998 Annual Meeting of Stockholders, are Messrs. Sidney Dworkin and Charles J. Simons. The three nominees for Class B Directors, whose terms would expire at the 1999 Annual Meeting of Stockholders, are Messrs. Robert H. Zeiger, Peter D. Fischbein and Dennis W. Healey. The two nominees for Class C Directors, whose terms would expire at the 2000 Annual Meeting of Stockholders, are Messrs. Gerald Smith and Carl N. Singer.

     The following table sets forth the names of the nominees, positions with the Company, the year, if applicable, in which they became Directors and other related information. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                             NOMINEES FOR ELECTION

                                                    POSITION WITH               SERVED AS
               NAME                 AGE              THE COMPANY              DIRECTOR SINCE   CLASS
               ----                 ---             -------------             --------------   -----
Gerald Smith......................  67    Chairman of the Board and                1993          C
                                            President                              1995
Robert H. Zeiger..................  53    Chief Executive Officer and              1995          B
                                            Director                               1995
Dennis W. Healey..................  49    Executive Vice President, Chief          1984          B
                                            Financial Officer, Treasurer,
                                            Secretary and Director
Peter D. Fischbein................  57    Director                                 1981          B
Sidney Dworkin, Ph.D..............  76    Director                                 1994          A
Carl N. Singer....................  79    Director                                 1997          C
Charles J. Simons.................  80    Director                                               A

     Gerald Smith, was elected a Director of the Company in February 1993. On May 12, 1993, Mr. Smith became President of the Company. Since 1982, Mr. Smith was a principal stockholder, President, Chief

Executive Officer and director of Business Development Corp ("BDC"), which has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint Venture. From August 1991 to December 1991, Mr. Smith was the Chief Executive Officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith was also the President, Chief Executive Officer and a director of Cinescopic Corporation and International Database Service, Inc., computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith has discontinued BDC's operations in order to devote all of his time to the Company. Mr. Smith is also Chairman of the Board and President of Viragen (Europe) Ltd. ("VEL") and Viragen U.S.A., Inc. ("VUSA"), subsidiaries of the Company.

     Robert H. Zeiger was appointed Chief Executive Officer and was elected as a Director in May 1995. Mr. Zeiger has served as a pharmaceutical executive since 1971. From 1985 to 1994, Mr. Zeiger was employed by Glaxo, Inc., Research Triangle Park, North Carolina, serving as Vice President and General Manager of their Dermatological Division from 1985 to 1988, and Vice President and General Manager of Glaxo Pharmaceuticals from 1991 to 1994. Mr. Zeiger also served as Vice President, Marketing and Sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985, and as National Sales Manager to Knoll Pharmaceutical Company, Whipping, New Jersey, from 1971 to 1979. Mr. Zeiger is also Chief Executive Officer and a Director of VEL.

     Dennis W. Healey is a Certified Public Accountant and was appointed Chairman of the Board and Chief Executive Officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as Chairman of the Board to Mr. Smith and in July 1994, relinquished the position of Chief Executive Officer upon the employment of Mr. Fistel. Upon Gerald Smith becoming President on May 12, 1993, Mr. Healey became Executive Vice President and has served as Chief Financial Officer and Treasurer of the Company since 1980. Mr. Healey was appointed Secretary in 1994. Until his resignation in July 1996, Mr. Healey served as Senior Vice President, Principal Financial Officer and Treasurer of Medicore, Inc., a public company engaged primarily in the electronics assembly and ownership of hemodialysis centers ("Medicore") and Executive Vice President of its Techdyne affiliate ("Techdyne"). He also served as Treasurer of most of Medicore's subsidiaries and as a Vice President of Dialysis Corporation of America ("DCA"), a subsidiary of Medicore and Secretary, Treasurer and director of other DCA subsidiaries. Mr. Healey joined Medicore in 1976 as its Controller. Mr. Healey is also Executive Vice President, Treasurer, Secretary and a Director of VEL and VUSA.

     Peter D. Fischbein is an attorney who has been practicing law for approximately 33 years. Mr. Fischbein served as the Company's Secretary between May and December 1994. His former firm on occasion represented the Company, Medicore and the Viragen Research Associates Limited Partnership ("Limited Partnership") which has certain contracts with the Company. Mr. Fischbein is also a Director of Medicore (since 1984) and Techdyne (since 1985). Mr. Fischbein has been a general partner of several limited partnerships engaged in oil exploration and real estate development.

     Sidney Dworkin, Ph.D., elected a Director in August 1994, was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chairman of Stonegate Trading, Inc., an importer and exporter of various health and beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Comtrex Systems, Inc., which is engaged in development and sale of programmable cash registers. Dr. Dworkin also serves on the Board of Directors of CCA Industries, Inc., Interactive Technologies, Inc., Northern Technologies International Corporation and Cragar Industries, Inc., all of which are publicly-traded companies.

     Carl N. Singer, elected as Director in August 1997, is the Chairman of Fundamental Management Corporation, a Florida-based institutional investment fund. Mr. Singer has served as a director, President and CEO of Sealy, Inc., Scripto, Inc. and the BVD Company.

     Charles J. Simons is being nominated as Director for the initial time. Mr. Simons retired in 1981 as Vice Chairman of the Board and Executive Vice President of Eastern Airlines, Inc., where he served for more than

41 years. Mr. Simons also served as a Director and Chairman of the Executive Committee of the Board of Directors of American West Airlines until his resignation in September 1986. Mr. Simons currently serves as a Director and Vice Chairman of the Board of G.W. Plastics, Inc., a manufacturer of plastic products, Director and Chairman of the Finance Committee of Veridian Corporation, an aerospace subcontracting and consulting company, Director and Chairman of the Finance Committee of Renex Corp., a provider of hemodialysis services, Director and Chairman of the Finance Committee of DSS Corp., which provides training and markets products for use by diabetics, and Director of Arrow Air Corp., which is engaged in cargo transportation.

     There are no family relationships between any of the officers and directors.

     During fiscal 1997, the Company's Board of Directors met twice.

     The Company has constituted an Audit, Finance and Compensation Committee and an Executive Committee. The Audit, Finance and Compensation Committee consists of Messrs. Healey, Dworkin, Singer and Simons. The Executive Committee consists of Messrs. Smith, Zeiger and Singer.

     The Audit, Finance and Compensation Committee oversees the Company's audit activities to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The Audit, Finance and Compensation Committee also acts as liaison to the Company's independent certified public accountants, and conducts such work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. The Audit, Finance and Compensation Committee also provides overall guidance for officer compensation programs, including salaries and other forms of compensation, and for implementation of the Company's budget process. Prior to fiscal 1998, the Company's Board of Directors acted as a whole as the Audit and Compensation Committee.

     The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters which by law may not be delegated. The Executive Committee will meet as necessary, and all actions by the Committee are to be reported at the next Board of Directors meeting. During fiscal 1997, the Executive Committee met on 10 occasions.

AUDIT, FINANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Currently, there are four members of the Audit, Finance and Compensation Committee, which was reorganized in February 1998, two of whom are outside Directors, one is a Director nominee, and one is an inside Director. The one inside Director is Dennis W. Healey, an Executive Vice President, Treasurer, Chief Financial Officer, and Secretary of the Company. Mr. Healey also serves in a similar capacity for one or more of the Company's subsidiaries. Mr. Healey abstains from any discussions or votes concerning his salary and other forms of compensation received from the Company. Discussions concerning the compensation received by Mr. Healey are set forth elsewhere in this Notice of Annual Meeting and Proxy Statement.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     Audit, Finance and Compensation Committee Report on Executive Compensation. Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer (CEO) and other executive officers. The disclosure requirements for the CEO and executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decision affecting those individuals.

     Compensation Report. The Audit, Finance and Compensation Committee of the Board of Directors is responsible for establishing compensation levels and benefits for the executive officers of the Company. The Audit, Finance and Compensation Committee is also responsible for reviewing recommendations made by management regarding compensation, including stock options, and benefits for other employees.

     Executive Compensation Policy. For the last fiscal year, the goals established by the Audit, Finance and Compensation Committee for executive compensation are as follows:

     - to provide a compensation package which would attract and retain experienced, scientific, pharmaceutical and administrative personnel;

     - to maintain reasonable yet competitive base salaries while conserving the liquid assets of the Company;

     - to provide an environment where innovation, dedication and success are rewarded; and

     - to provide participation in stock appreciation as part of an incentive based compensation package.

     The performance of executive officers is evaluated routinely by the Audit, Finance and Compensation Committee as well as by the Board of Directors as a whole. The Audit, Finance and Compensation Committee considers each employee's total compensation package, including base salary, stock options and other benefits as provided in their respective employment agreements.

     Chief Executive Officer. The Chief Executive Officer entered into a one-year employment agreement in August 1997, the terms of which provided for the bulk of his compensation to be derived from appreciation in the Company stock and market value. His compensation consists of a base annual salary of $120,000 and 1,000,000 stock options at the then current market value of $.96 per share, vesting over the term of his prior employment agreement. The Audit, Finance and Compensation Committee believes that this structure, heavily weighted towards performance compensation, would provide the motivational structure necessary for the competitive environment in which the Company operates.

     Other Executive Officers. As with the compensation of the CEO, the Audit, Finance and Compensation Committee evaluates and establishes the compensation packages for other executive officers of the Company. These executives are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving the overall goals of the Company. The Audit, Finance and Compensation Committee has structured compensation packages so that the base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, the executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

     Submitted by the Audit, Finance and Compensation Committee of the Board of
Directors:

     CARL N. SINGER                                       CHARLES J. SIMONS
     SIDNEY DWORKIN, PH.D.                                 DENNIS W. HEALEY

SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation and employment agreements of the Chief Executive Officer of the Company and three other most highly compensated executive officers as of June 30, 1997.

                                                                      OTHER       RESTRICTED   OPTIONS/
                                                                      ANNUAL        STOCK        SARS
NAME AND PRINCIPAL POSITION             YEAR    SALARY    BONUS    COMPENSATION     AWARDS        (#)
---------------------------             ----   --------   ------   ------------   ----------   ---------

Gerald Smith..........................  1997   $175,885                                        1,050,000
  Chairman of Board                     1996    154,615   $7,500     $14,000                   1,600,000
  and President(1)                      1995     70,000                9,317                      50,000

Robert H. Zeiger, CEO.................  1997     65,250        0       5,000                      50,000
  and Director(2).....................  1996     66,653                                          100,000
                                        1995     11,538                                        1,000,000

Dennis W. Healey, Exec................  1997    163,345                                          350,000
  V.P., Treasurer, CFO                  1996     78,653    1,250       8,500                     500,000
  and Director(3)                       1995     75,000        0      10,167                      50,000


Charles F. Fistel,....................  1997    138,886                                          300,000
  Exec. V.P.                            1996    110,000                6,000                     110,000
  and Director(4)                       1995    106,615       --      19,208                     300,000


---------------

(1) The Company entered into a two-year employment agreement with Mr. Smith, effective October 6, 1995, providing for an annual salary of $160,000 and $170,000 for the first and second years, respectively. The agreement provided for health, life insurance and similar employee benefits generally available to other employees of the Company, use of an automobile and related maintenance expenses and reimbursement of expenses incurred in fulfilling his normal responsibilities to the Company. In January 1996, Mr. Smith exercised options to purchase 750,000 shares of Common Stock previously granted through the issuance of a note in the principal amount of $217,500, with the shares being issued into escrow pending cash payments and further providing the shares may be released from escrow in increments of no less than $3,000. Mr. Smith received a bonus equal to the par value (totaling $7,500) of the shares purchased. On June 6, 1996, the Company forgave Mr. Smith's note in lieu of bonus for the 1996 fiscal year, following unanimous approval of the independent members of the Board of Directors. On March 1, 1997, Mr. Smith entered into a two-year employment agreement, superseding all previous agreements, under terms similar to his previous employment agreement. The agreement provided for a salary of $190,000 and $200,000 for the first and second years, respectively, and further provided for options to purchase 1,000,000 shares of common stock at $3.22 per share, exercisable over five years.
(2) On May 9, 1995, the Company entered into a two-year employment agreement, expiring May 1, 1997, with Robert H. Zeiger to serve as Chief Executive Officer and Chief Operating Officer of the Company at an annual salary of $120,000. The agreement provided for health, life and similar employee benefits generally made available to other employees of the Company, use of an automobile and related maintenance expenses and reimbursement for expenses incurred in fulfilling his normal responsibilities to the Company. The agreement provided for the issuance of options to purchase the aggregate of 1,000,000 shares of Common Stock of the Company at an exercise price of $.96 per share, exercisable with respect to 500,000 shares commencing May 8, 1996, through May 8, 2001, and exercisable for the remaining 500,000 shares commencing May 8, 1997 through May 8, 2002. The options are terminable prior to the lapse of their respective terms only if Mr. Zeiger's employment should be terminated for cause and, in that event, the options must be exercised to the extent that they have theretofore accrued within 90 days of such termination. On August 1, 1997, Mr. Zeiger entered into a one-year employment agreement under terms similar to his previous agreement except for certain notice of termination provisions. This agreement provides for a salary of $120,000 per year with an additional $5,000 per month, payable monthly, for the first six months of the contract term.

(3) The Company entered into a two-year employment agreement with Mr. Healey, effective October 6, 1995, providing for an annual salary of $80,000 and $85,000 for the first and second years, respectively. In July 1996, Mr. Healey entered into an employment agreement with Viragen (Europe) Ltd. This agreement provided for a salary of $85,000 per year and expired in September 1997. In January 1996, Mr. Healey exercised options to purchase 125,000 shares of Common Stock previously granted through the issuance of a note in the principal amount of $36,250 with the shares being issued into escrow pending cash payments, and further providing the shares may be released from escrow in increments of no less than $3,000. Mr. Healey received a bonus equal to the par value (totaling $1,250) of the shares purchased. On June 6, 1996, the Company forgave Mr. Healey's note in lieu of bonus for the 1996 fiscal year, following unanimous approval of the independent members of the Board of Directors. On March 1, 1997, Mr. Healey entered into a two-year employment agreement, superseding all previous agreements, under terms similar to his previous employment agreements. The agreement, as amended July 1, 1997, provided for a salary of $190,000 and $195,000 for the first and second years, respectively, and further provided for options to purchase 300,000 shares of Common Stock at $3.22 per share, exercisable over five years.
(4) On July 1, 1996, the Company entered into a two-year employment agreement with Charles Fistel to serve as Executive Vice President, providing for an annual salary of $140,000 and $150,000 for the first and second years, respectively. The agreement provided for health, life, and similar employee benefits generally made available to other employees of the Company, use of an automobile and related expenses. In February 1997, the Company issued to Mr. Fistel five-year options to purchase 250,000 shares at $2.75 per share. The Company recognized $218,750 in compensation expenses as a result of the issuance of these options.

     In November 1995, Viragen Scotland, Ltd. ("VSL") a wholly-owned subsidiary of Viragen (Europe) Ltd., issued an aggregate of 7.144 shares of VSL common stock at $56.00 per share to individuals serving as officers and directors of VEL and one employee of the Company. Pursuant to an Agreement and Plan of Reorganization, these shares were exchangeable into an aggregate of 400,000 shares of VEL. Of these options, 100,000 were granted each to (i) Mr. Gerald Smith, (ii) Mr. Robert H. Zeiger, and (iii) Mr. Dennis Healey, all serving as officers and directors of VEL. All options on VSL were exercised and the related shares exchanged for VEL common stock. The Company recognized $243,000 in compensation expense as a result of the issuance of these shares.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended June 30, 1997 to each person named in the Summary Compensation Table.

                                                   NUMBER OF      % OF TOTAL
                                                   SECURITIES    OPTIONS/SARS
                                                   UNDERLYING     GRANTED TO    EXERCISE OR
                                                  OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME                                               GRANTED(#)    FISCAL YEAR    ($/SHARES)       DATE
----                                              ------------   ------------   -----------   ----------
Gerald Smith....................................   1,050,000         35.5%         $3.22       02-27-02
Robert H. Zeiger................................      50,000          1.7%         $3.22       02-27-02
Dennis W. Healey................................     350,000         11.8%         $3.22       02-27-02
Charles F. Fistel...............................     300,000         10.1%         $3.22       02-27-02

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended June 30, 1997 to each person named in the Summary Compensation Table and the unexercised options held as of the end of the 1997 fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                         VALUE REALIZED                                   IN THE MONEY OPTIONS AT
                                          MARKET PRICE       NUMBER OF UNEXERCISED        FY-END (BASED ON FY-END
                             SHARES       AT EXERCISE          OPTIONS AT FY-END           PRICE OF $5.44/SHARE)
                            ACQUIRED       LESS PRICE     ---------------------------   ---------------------------
          NAME             ON EXERCISE    EXERCISABLE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------------   -----------   -------------   -----------   -------------
Gerald Smith.............        --         $    --        2,700,000             --     $3,588,500             --
Robert H. Zeiger.........    25,000          90,625        1,050,000             --      1,730,000             --
Dennis W. Healey.........        --              --          900,000             --      1,179,500             --
Charles F. Fistel........        --              --          710,000             --        957,900             --

1997 STOCK OPTION PLAN AND 1995 AMENDED STOCK OPTION PLAN

     On May 15, 1995 the Board of Directors adopted, subject to approval by the stockholders, a stock option plan, subsequently amended, called the "1995 Amended Stock Option Plan." On September 22, 1995, the Board of Directors amended the 1995 Stock Option Plan (collectively the "1995 Plan") to define certain terms and clarify the minimum exercise price of the Non-Qualified Options, described therein, as not less than 55% of the fair market value. The 1995 Plan was submitted to the stockholders of the Company at the Annual Meeting of Stockholders held on December 15, 1995, and the Stockholders ratified the 1995 Plan at that time.

     On January 27, 1997, the Board of Directors adopted, subject to approval by the stockholders, a stock option plan, subsequently amended, called the "1997 Amended Stock Option Plan" (the "1997 Plan"), containing terms and provisions similar to the 1995 Plan. The 1997 Plan was submitted to the Stockholders for approval at the Annual Meeting of Stockholders held on February 28, 1997 at which time the 1997 Plan was ratified.

     Under both the 1995 Plan and the 1997 Plan (collectively the "Plans"), the Company has reserved an aggregate of 4,000,000 Shares of Common Stock (1995
Plan) and 3,000,000 shares of Common Stock (increased to 4,000,000 shares by the Board of Directors in April 1998) (1997 Plan) for issuance pursuant to options granted under the Plans ("Plan Options"). The Audit, Finance and Compensation Committee of the Board of Directors (the "Committee") and the Board of Directors currently administer the Plans including, without limitation, the selection of the persons who will be granted Plan Options under the Plans, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Options price.

     Plan Options granted under the Plans may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allow for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Options granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

     The per share purchase price of shares subject to Plans Options granted under the Plans may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plans.

     Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plans. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

     All Incentive Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. Under a recent amendment to the 1997 Plan, Non-Qualified Options may be transferable under limited circumstances to facilitate estate planning if authorized by the Committee or the Board of Directors. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors may amend, suspend or terminate the Plans at any time, except that no amendment shall be made which (i) changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plans shall theretofore have been suspended or terminated by the Board of Directors, the 1995 Plan shall terminate on May 15, 2005 and the 1997 Plan shall terminate on January 27, 2007. Any such termination of the Plans shall not affect the validity of any Plan Options previously granted thereunder.

     As of June 15, 1998, 3,996,500 options has been issued under the 1995 Plan and 3,226,000 options have been issued under the 1997 Plan.

ADDITIONAL STOCK OPTIONS

     In February 1997, the Board of Directors awarded options to purchase 1,750,000 shares of Common Stock to officers and directors of the Company exercisable over five years at an exercise price of $3.22 per share. The options were granted to the following individuals: Gerald Smith (1,050,000), Robert H. Zeiger (50,000), Dennis W. Healey (350,000), Charles F. Fistel (50,000), Peter
D. Fischbein (50,000), Sidney Dworkin (50,000), Jay Haft (50,000), William B. Saeger (50,000) and Fred D. Hirt (50,000). In addition, between August 1996 and June 1997, the Company awarded options to purchase up to 459,500 shares of Common Stock to other employees of the Company (inclusive of 250,000 shares to Charles F. Fistel), which options are exercisable at prices ranging from $1.97 to $3.69 per share during the five year term of the options.

     On October 6, 1995, the Board of Directors awarded options to purchase 2,935,000 shares of Common Stock to the officers, directors and key employees of the Company exercisable of $0.50 per share at any time on or prior to October 6, 2000. The options were granted to the following individuals: Gerald Smith (1,600,000), Robert H. Zeiger (100,000), Dennis W. Healey (500,000), Charles F.
Fistel (110,000), Peter D. Fischbein (225,000), Sidney Dworkin (100,000), Jay W. Haft (100,000), William B. Saeger (100,000) and to key employees (100,000). In addition, between October 1995 and June 1996, the Company awarded options to purchase up to 500,500 shares of Common Stock to other employees of the Company, which options are exercisable at prices ranging from $0.50 to $5.90 per share during the five-year term of the options.

     In June 1995, the Company issued 33,000 Incentive Stock Options to non-executive employees under the 1995 Plan. The options granted vest over different periods not exceeding two years.

     In May 1995, the Company issued options to purchase 1,000,000 shares to Mr. Robert H. Zeiger, Chief Executive Officer, and a Director, pursuant to an Employment Agreement. Under the terms of the Agreement, 500,000 options became exercisable in May 1996 and 500,000 options became exercisable in May 1997. The options carry a five year term and are exercisable at $.96 per share, which represented the market value of the Common Stock at the date of grant.

     In August 1994, the Company issued five-year options to purchase an aggregate of 350,000 shares exercisable at $1.00 per share which were divided equally among the seven directors of the Company (one of whom subsequently resigned). In addition, between May 1994 and March 1995, the Company issued five-year options to purchase an aggregate of 570,000 shares of Common Stock at exercise prices ranging from $.62 to $1.00 per share to six key employees.

                    PERFORMANCE GRAPH -- STOCKHOLDER RETURN
                                ON COMMON STOCK

                                                                         NASDAQ            NASDAQ
               MEASUREMENT PERIOD                                      (NATIONAL           HEALTH
             (FISCAL YEAR COVERED)                 VIRAGEN, INC.        MARKET)           SERVICES
                  1992                                100                 100                100
                  1993                                200                 126                115
                  1994                                200                 127                131
                  1995                                270                 169                143
                  1996                               1740                 218                218
                  1997                                810                 265                201

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Gerald Smith, Robert H. Zeiger and Dennis W. Healey, who are principal executive officers with the Company, also serve as the principal executive officers of VEL. Messrs. Smith, Healey and Fistel also serve as principal executive officers of VUSA. Commencing in July 1996, following his resignation from Medicore and subsidiaries, Mr. Healey who is serving as VEL's Executive Vice President, Treasurer and Secretary, began receiving an annual salary of $85,000 per year. On March 1, 1997, Messrs. Smith and Healey entered into two year employment agreements, subsequently amended, with VEL under terms similar to their employment agreements with the Company. The Agreements provide for annual salaries of $72,000 and $52,000, respectively. In November 1995, VSL issued options to purchase an aggregate of 5.358 shares of its Common Stock to Messrs. Smith, Zeiger and Healey which, following the consummation of the reorganization agreements, were converted into options to purchase and aggregate of 300,000 shares of Common Stock of VEL exercisable at $.001 per share. All of such options were exercised at January 31, 1996.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
          THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE.

        PROPOSAL RELATING TO THE AMENDMENT TO THE 1997 STOCK OPTION PLAN

     On January 27, 1997, the Board of Directors adopted, subject to ratification by the stockholders, a stock option plan called the "1997 Stock Option Plan." The 1997 Plan was submitted to the Stockholders for approval at the Annual Meeting of Stockholders held on February 28, 1997, at which time the 1997 Plan was ratified. Under the 1997 Plan, as initially adopted and approved by the stockholders, the Company reserved an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to options granted under the 1997 Plan. On April 24,1998, the Board of Directors approved an amendment to the 1997 Plan reserving an aggregate of 4,000,000 shares of Common Stock for issuance pursuant to options granted under the 1997 Plan. As of June 15, 1998, 3,226,000 options have been issued under the 1997 Plan, leaving a balance of 774,000 options available for issuance under the 1997 Plan. A description of the 1997 Plan is described above under "1997 Stock Option Plan and 1995 Amended Stock Option Plan."

     In order to continue to maintain an adequate number of shares under the 1997 Plan for purposes of rewarding the performance of the Company's employees, as well as attracting new employees, members of management and Directors, as the Company further expands its operations and reaches critical phases of its product development and testing, the Board of Directors on April 24, 1998 voted to reserve an additional 1,000,000 shares of Common Stock for issuance under the 1997 Plan, thereby reserving an aggregate of 4,000,000 shares of Common Stock under the 1997 Plan. This will allow the Company additional flexibility in fashioning compensation arrangements with present and future employees, members of management and the Board of Directors.

     The Board of Directors deems it advisable and recommends that ratification by stockholders of the proposed amendment to the 1997 Plan to increase the number of shares reserved for issuance by 1,000,000 shares to an aggregate of 4,000,000 shares.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
              VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE
                             1997 STOCK OPTION PLAN

                     APPOINTMENT OF THE COMPANY'S AUDITORS

     The appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended June 30, 1998, will be submitted for ratification by the stockholders.

     Although the Board of Directors of the Company is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP
                    AS INDEPENDENT AUDITORS FOR THE COMPANY
                   FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 OTHER MATTERS

     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than 95 days from the proposed date of the 1998 meeting, for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposal will be subject to the Company's Bylaws and 17 C.F.R. sec. 240.142-8 of the Rules and Regulations under the Securities Act of 1933, as amended.

                    AVAILABILITY OF FORM 10-K ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1997, has been included with this Proxy Statement, but is exclusive of certain exhibits filed therewith, including related exhibits as filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon request to Gerald Smith, President, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Dennis W. Healey, Secretary

Plantation, Florida
June 26, 1998

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                 VIRAGEN, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JULY 31, 1998

   The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Davie, Florida on Friday, July 31, 1998, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. ELECTION OF DIRECTORS. Nominees:

CLASS A DIRECTORS   CLASS B DIRECTORS   CLASS C DIRECTORS
-----------------   -----------------   -----------------
Sidney Dworkin      Peter D. Fischbein  Carl N. Singer
Charles J. Simons   Robert H. Zeiger    Gerald Smith
                    Dennis W. Healey

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

   [ ] WITHHOLDING AUTHORITY to vote for all nominees listed above

2. To ratify the adoption of the 1997 Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. To ratify the appointment of independent auditors.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3.

   The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature If Held Jointly

                                                --------------------------------
                                                (Please Print Name)

                                                --------------------------------
                                                Number of Shares Subject to
                                                Proxy

                                                Dated:
                                                      -------------------, 1998

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.